Table of Contents

File No. 024-__________

As filed with the Securities and Exchange Commission on December 5, 2024

PART – I - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 5, 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Humble Energy, Inc.

500,000,000 Shares of Common Stock

By this Offering Circular, Humble Energy, Inc., a Florida corporation, is offering for sale a maximum of 500,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $_0.001-0.005 per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of qualification; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	500,000,000	$0.001-0.005	$-0-	$500,000-2,500,000

(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $10,000. See “Plan of Distribution.”

The terms of this offering were determined arbitrarily by our company. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Risk Factors—Risks Related to a Purchase of Offered Shares” and “Dilution”).

There is no escrow established for the proceeds of this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Currently, our common stock is quoted in the over-the-counter under the symbol “HUML” in the OTC Pink marketplace of OTC Link. On December 4, 2024, the closing price of our common stock was $0.0033 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: each share of Series A Preferred shall have Super Voting rights of 20,000 votes at any meeting for each one share of Series A Preferred Stock held. Amiba Energy, LLC (Ian Acrey, Manager), as the owner of all of the outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” (page 14) and “Offerings to Qualified Purchasers-Investor Suitability Standards” (page 16). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2024.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Humble Energy, Inc., a Florida corporation, including subsidiaries.

Our Company

Our company was incorporated in the State of Nevada on October 13, 2008, as Tempest Trading Technologies, Inc. On November 3, 2008, our corporate name was changed to Humble Energy, Inc. On February 1, 2009, the Company merged with Tempest Trading Technologies, Inc., a California entity, with our company surviving the merger as the surviving corporation. On October 30, 2021, our company converted to a Florida corporation.

Recent Change in Control

Effective August 2, 2024, a change in control of our company, in connection with our acquisition (the “PanMeridian Acquisition”) of PanMeridian KS Holdings, LLC, an oil and gas company with operations based in Tulsa, Oklahoma. Following the PanMeridian Acquisition, Amiba Energy, LLC, whose managing member is Ian B. Acrey, controls our company.

Also in connection with the PanMeridian Acquisition, Paul Strickland resigned as the Sole Director and Officer of our company and Mark H. Morelli was appointed as our company’s Sole Officer and Director. (See “Directors, Executive Officers, Promoters and Control Persons”).

Acquisition of PanMeridian. Pursuant to a Second Amended Plan and Agreement of Reorganization (the “PanMeridian Agreement”), we acquired 100% ownership of PanMeridian KS Holdings, LLC (PanMeridian) by the issuance of 171,649,510 shares of our common stock to Amiba Energy, LLC.

Anti-Dilution Agreement. In connection with the PanMeridian Agreement, our company and Selkirk Global Holdings, LLC (“Selkirk”) entered into an Anti-Dilution Agreement, pursuant to which Selkirk is to maintain, on a fully-diluted basis, an ownership percentage in our company equal to 9.99% for a period that ends February 2, 2026. Selkirk is owned by our former Sole Officer and Director, Paul Strickland.

Promissory Note. In connection with the PanMeridian Transaction, we issued Amiba Energy, LLC a $165,000 principal amount 10% convertible promissory note (the “Amiba Note”), which matures in July 2025. The Amiba Note includes $15,000 of OID and is convertible into shares of our common stock at any time, subject to a 9.99% ownership limitation, at a conversion price equal to 55% of the average closing price of our common stock during the 20 consecutive trading days prior to the date of the relevant notice of conversion.

Exiting Shell Status

With our acquisition of PanMeridian, we believe we have ceased to be a “shell company” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

PanMeridian owns various non-operated working interests in 173 wells in the Bradshaw Gas Field, an extension of the Hugoton Field, located in Hamilton and Greeley Counties, Kansas. The discovery well was drilled in 1922 in Seward County, Kansas. There are currently approximately 11,000 wells producing in the Hugoton Field, of which approximately 7,800 are producing from Chase Group formations. All production in this field and is natural gas that contains natural gas liquids and helium. With the proceeds of this offering, if any, we intend to develop our current non-operated working interests. (See “Business”).

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Offering Summary

Securities Offered	500,000,000 shares of common stock, par value $0.0001 (the Offered Shares).
Offering Price	$.0.001-0.005 per Offered Share.
Shares Outstanding Before This Offering	247,304,704 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	747,304,704 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Current Financial Condition	We currently have minimal assets and limited operations. At June 30, 2024, we had $-0- (unaudited) in cash and, for the six months ended June 30, 2024, we earned no revenues and incurred a net loss of $159,110 (unaudited). To expand our operations, we are dependent upon obtaining funding, either in this offering or from another source. There is no assurance that we will be able to obtain such funding. (See “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).
Disparate Voting Rights	Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock has the following voting rights: Amiba Energy, LLC (Ian Acrey, Manager), as the owner of all of the outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “HUML” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds

We will apply the cash proceeds of this offering for developing its non-operated working interests located in the

Hugoton Gas Field in Kansas (Hamilton and Greeley Counties), general and administrative expense and working capital. (See “Use of Proceeds”).

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 447 Broadway, 2nd Floor, Unit 103, New York, New York 10013; our telephone number is (424) 224-5358; our corporate website is located at www.humlinc.com.com No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

Rule 144 safe harbor is unavailable for the resale of shares issued by us, unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2). While PanMeridian engages in active business operations and we believe that we have exited “shell company” status, it is possible that we could continue to be considered to be a “shell company” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, like our company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Further, investors should be aware of, and consider carefully, each of the following:

•	the Offered Shares sold in this offering can be resold only through an effective resale registration statement under the Securities Act or pursuant to an available exemption from registration;
•	following the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part, our company will not be subject to the reporting requirements of the Exchange Act; and

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For a significant period of time prior to our July 2024 acquisition of PanMeridian, we were a “shell company,” as defined by Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934. We have only recently begun to emerge from “shell company” status and, due to the fact that PanMeridian is a development-stage business, there is no assurance that we will ever generate revenues from our business operations or that we will ever earn a profit or that we will ever, in fact, cease to be identified as a “shell company” for purposes of Rule 144. Further, any losses reported by us in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

With our acquisition of PanMeridian, we expect that OTC Markets will change its designation of our company from “shell” to “shell risk.” We are unable to predict the timing of such OTC Markets action.

What Does “Shell Risk” Mean? In the OTC Markets’ nomenclature, the “shell risk” designation indicates that a company displays characteristics common to “shell companies” (a “shell company” is a company, other than an asset-backed issuer, with no or nominal operations and either (1) no or nominal assets; (2) assets consisting of cash and cash equivalents; or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets, as defined by Securities Act Rule 405 and Exchange Act Rule 12b-2). The “shell risk” designation is made at OTC Markets’ sole and absolute discretion based on an analysis of the subject company’s annual financial data and may differ from the subject company’s self-reported shell classifications in their own public filings.

When Will the “Shell Risk” Designation Be Removed? The removal of the “shell risk” designation is in the sole discretion of OTC Markets. In determining whether a subject company constitutes a “shell risk,” OTC Markets’ analysis evaluates asset composition, operational expenditures and income-related metrics. At such time as OTC Markets’ analysis and evaluation of a company indicates that the removal of the “shell risk” designation is warranted, OTC Markets removes such designation. In this regard, OTC Markets’ analysis and evaluation is done independent of, and without input from, the subject company. In limited circumstances, OTC Markets will consider removal of a company’s “shell risk” designation upon written request by a company. These circumstances include a material increase in asset composition or operating revenues with related financial disclosure as a result of an acquisition or change in control transaction.

Our management believes that effectively executing the PanMeridian business plan, over time, will best serve to increase the likelihood that OTC Markets would remove the “shell risk” designation with respect to our company. There is no assurance, however, that the “shell risk” classification will ever be removed by OTC Markets.

What Are the Implications of Being Designated a “Shell Risk” to Purchasers of Offered Shares? Initially, prospective purchasers of Offered Shares in this offering should be aware of the possibility that the current “shell risk” designation may impair your ability to deposit any purchased Offered Shares in your brokerage account. You should consult with your broker in this regard, prior to purchasing any Offered Shares in this offering.

Additionally, because of the “shell risk” designation, our common stock is not eligible for proprietary broker-dealer quotations, that is, all quotes in our common stock reflect unsolicited customer orders. “Unsolicited-only” securities, like our common stock, have:

•	a higher risk of wider spreads in the bid and ask prices;
•	a higher risk of increased volatility; and
•	a higher risk of price dislocations.

Ultimately, the “unsolicited-only” restrictions on the trading of our common stock may result in purchasers of Offered Shares in this offering having difficulty selling any of such purchasers’ shares. Thus, it is possible that a purchaser of Offered Shares may never be able to realize a profit on such purchasers’ investment in Offered Shares.

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What Are Other Implications of Being Designated a “Shell Risk”? Our current status as an OTC Markets’ designated “shell risk” company could impair our ability to attract enough investors that would enable us to provide funding for the implementation of the PanMeridian business plan. That is, if we are able to attract only a few investors in this offering, we would not be able to implement the PanMeridian business plan, thereby significantly increasing the risk that such early investors would lose their entire investments in their Offered Shares. However, we are unable to predict the exact impact that the “Shell Risk” designation will have on our fundraising efforts.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our growth strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. We have never earned a profit from our operations. Because of this circumstance, an investment in the Offered Shares speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of unproven business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to execute our business strategies;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in highly a competitive industry; and
•	future geopolitical events and economic crisis.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may not be successful in establishing our business. We are unable to offer assurance that we will be successful in establishing production of oil and gas for commercial sale. Should we fail to do so, you can expect to lose your entire investment in the Offered Shares.

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We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of Chief Executive Officer; the loss of this executive officer could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our business strategies will depend, primarily, on the continued service of our Chief Executive Officer, Mark H. Morelli. The loss of service of Mr. Morelli, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into an employment agreement with Mr. Morelli. Currently, Mr. Morelli devotes not less than 20 hours per week to our company’s business. (See “Directors, Executive Officers, Promoters and Control Persons”. We have not purchased any key-man life insurance.

Our executive officer does not devote his full-time efforts to our company’s business. Because our Chief Executive Officer does no devote his full-time efforts to our company’s business, it is possible that our business operations could suffer or that our rate of growth could be less robust. We are unable to predict the actual outcome of these circumstances.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

Without additional capital, we will be unable to develop our current oil and gas properties. Should we fail to obtain additional capital, either in this offering or from other sources, we will be unable to develop our current non-operated working interests. In such circumstance, you can expect to lose your entire investment in the Offered Shares.

We may be unable to acquire additional properties. While our management has already identified properties that appear to be attractive for acquisition by us, there can be no assurance we will be successful in any effort to acquire such additional properties. Unless and until we obtain additional capital, either in this offering or from other sources, we will be unable to acquire any additional properties.

There is no assurance that we will be able to sell our oil and gas. There can be no assurance that a market for any oil or gas produced from our properties will exist or that the prices obtainable will be adequate to cover the cost of operating such properties. Our revenues are highly dependent upon future prices of and demand for oil and gas. The energy market makes it particularly difficult to estimate accurately future oil and gas prices. Various factors beyond our control will continue to affect oil and gas prices. Such factors include, among other things, the domestic and foreign supply of oil and gas and the price of foreign imports, war or civil unrest, terrorism, the levels of consumer demand and consumer confidence, recession, decline in economic activity, changes in weather, the price and availability of alternative fuels, the rate of inflation, the availability of pipeline capacity and changes in existing and proposed state and federal regulations.

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Oil and gas activities are inherently speculative. Oil and gas development involves a high risk of loss. Decisions to acquire properties will be dependent in part on the evaluation of data compiled by petroleum engineers and geologists and obtained through geophysical testing and geological analysis. The results of such studies and tests are sometimes inconclusive or subject to varying interpretations. In any oil or gas activity, economic success depends almost entirely on the accuracy of estimates of oil or gas reserves in the ground, rates of production, demand for oil or gas and the prices of oil or gas. There can be no assurance that we will recover our investment in any properties we currently own or may own in the future.

Our oil and gas holdings are not diversified. Although our intent behind this offering is to raise funds to acquire interests in other properties, at present, our assets are limited and are located in a small area of the State of Kansas. Acquiring additional properties would spread operational risks across more properties. We currently own non-operated working interests in 173 leases; none of the wells located on such leases is producing. We must obtain funds, including in this offering, to rework the wells and, thereafter, operate them.

Our oil and gas production operations could cause environmental hazards and resulting liabilities that negatively affect our company. There are numerous natural hazards involved in the operation of oil and gas wells, including, without limitation, unexpected or unusual formations, pressures, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured or under insured liabilities would reduce the funds available to us and may result in the loss of properties. As the operator, and responsible party for our properties, it is possible that insurance coverage may be insufficient. In that event, assets could be utilized to pay personal injury and property damage claims and the costs of replacing destroyed equipment rather than for additional development activities. Any such circumstance would significantly harm our financial condition.

Our oil and gas development costs are subject to rapid increases. The oil and gas industry historically has experienced periods of cost increases from time to time which can occur within short periods of time. These price fluctuations are real and will affect the overall final budget of any well in which we own an interest. Increases in the cost of exploration and development could affect our ability to operate properties within the budget originally established. Increased development activity could lead to shortages of certain equipment and materials needed for properties in which we own an interest which could make timely development of our properties more difficult.

Our results of operations are subject to fluctuations, due to the unpredictable nature of producing lives of oil and gas wells. We cannot predict the life and production of any properties in which we have an interest. The actual life of individual wells could differ from the currently predicted economic life expectancy now anticipated. However, our existing properties and properties we anticipate acquiring are in areas that are anticipated to produce from a formation or formations for multiple years. Nevertheless, sufficient natural gas or oil may not be produced from our properties to provide us with a profit on our investment in such properties.

Should we enter into joint ventures with third parties, we would be subject to certain risks beyond our control. We intend to acquire and operate our own properties. However, it is possible that we may participate in one or more joint ventures with other operators, acquiring less than 100% of the working interest. Full development of the properties in which we own an interest may be jeopardized in the event of the inability of other working interest owners to pay their respective shares of development costs, among other potential risks. These potential non-payments or other risks may limit us from recognizing the full value of our interest in our properties.

We face significant competition. The oil and gas industry is highly competitive. We will compete against many other companies that possess significantly more resources than we have in the pursuit of good oil and gas properties. We cannot assure you that our company will be successful in such a competitive environment.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

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Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

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Risks Related to a Purchase of the Offered Shares

The outstanding shares of Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Amiba Energy, LLC (Ian Acrey, Managing Member) owns all of the outstanding shares of our Series A Preferred Stock. The Series A Preferred Stock has the following voting rights: each share of Series A Preferred shall have Super Voting rights of 20,000 votes at any meeting for each one share of Series A Preferred Stock held. Amiba Energy, LLC (Ian Acrey, Manager) will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

There is no escrow established for the proceeds of this offering. Because there is no escrow established for the proceeds of this offering, proceeds derived from sales of Offered Shares will be deposited directly into our operating account, will be available for immediate use by our company and will be immediately subject to any claims of our creditors.

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because our common stock is volatile and thinly traded, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to operate our retail location(s); and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of June 30, 2024, was $(987,666) (unaudited), or $(0.003) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

The tables below illustrate the dilution to purchasers of the Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at a price of $0.003 per Offered Share, which represents the midpoint of the offering price range herein.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$0.003
Net tangible book value per share as of June 30, 2024 (unaudited)	$(0.003)
Increase in net tangible book value per share after giving effect to this offering	$0.006
Pro forma net tangible book value per share as of June 30, 2024 (unaudited)	$0.003
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.003

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$0.003
Net tangible book value per share as of June 30, 2024 (unaudited)	$(0.003)
Increase in net tangible book value per share after giving effect to this offering	$0.004
Pro forma net tangible book value per share as of June 30, 2024 (unaudited)	$0.001
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.000

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$0.003
Net tangible book value per share as of June 30, 2024 (unaudited)	$(0.003)
Increase in net tangible book value per share after giving effect to this offering	$0.003
Pro forma net tangible book value per share as of June 30, 2024 (unaudited)	$(0.000)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.000

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$0.003
Net tangible book value per share as of June 30, 2024 (unaudited)	$(0.003)
Increase in net tangible book value per share after giving effect to this offering	$0.001
Pro forma net tangible book value per share as of June 30, 2024 (unaudited)	$(0.002)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.000

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at a price of $0.003 per Offered Share, which represents the midpoint of the offering price range herein, and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	125,000,000	250,000,000	375,000,000	500,000,000
Gross proceeds	$375,000	$750,000	$1,125,000	$1,500,000
Offering expenses(1)	10,000	10,000	10,000	10,000
Net proceeds	$365,000	$740,000	$1,115,000	$1,490,000

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: legal fees and Blue-Sky compliance.

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at a price of $0.003 per Offered Share, which represents the midpoint of the offering price range herein. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Oil and Gas Asset Acquisition	$212,500	$425,000	$637,500	$850,000
Capital Expenditure: Well Workovers	125,000	250,000	375,000	500,000
Working Capital	27,500	65,000	102,500	140,000
Total Net Proceeds	$365,000	$740,000	$1,115,000	$1,490,000

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the oil and gas industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 500,000,000 Offered Shares on a best-efforts basis, at a fixed price of $_0.001-0.005 per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds.

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Mark H. Morelli. Mr. Morelli will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Morelli is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Morelli:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Morelli at: mmorelli@mannahllc.com; all relevant information will be delivered to you by return e-mail.

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Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia, Nevada, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

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Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be freely transferable, upon their respective issuances.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 2,000,000,000 shares of common stock, $.0001 par value per share; and (b) 1,000,000 shares of Preferred Stock, $.0001 par value per share, all of which have been designated Series A Preferred Stock.

As of the date of this Offering Circular, there were 247,304,704 shares of our common stock issued and outstanding held by 232 holders of record; and 1,000,000 shares of Series A Preferred Stock issued and outstanding held by one (1) holder of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Preferred Stock

Voting. Each share of Series A Preferred shall have Super Voting rights of 20,000 votes at any meeting for each 1 share of Series A Preferred held. The holders of the Series A Preferred Stock shall be entitled to notice of all meetings of shareholders and the rights related to voting in accordance with relevant Florida law and our bylaws.

Dividends. Each holder of Series A Preferred shall be paid twice the amount of dividends issued by our company to common shareholders on a pro rata basis with the number of Series A Preferred shares held.

Liquidation Preference.

General. In the event of any sale of all or substantially all of the assets of the Corporation, a sale of the Corporation, a dissolution, liquidation, bankruptcy, reorganization or other wind-down of the Corporation, whether voluntary or otherwise (a “Liquidation Event”), after payment or provision for payment of the Corporation’s debts and other liabilities, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, prior and in preference to any distribution or payment made to the holders of any of the issued and outstanding shares of Common Stock, out of the Corporation’s remaining net assets, an aggregate amount equal to $4,000,000.

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Insufficient Funds. If, upon the occurrence of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation and preferences or other rights granted to the holders of the Series A Preferred Stock, the remaining net assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be insufficient to pay the liquidation preference of the holders of the Series A Preferred Stock, then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation and the entire assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be distributed pro rata among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

Conversion. Each share of Series A Preferred may be converted into 900 shares of common stock (1:900) conversion rate. The right to convert rests solely upon the holder.

Registration. The holders of the Series A Preferred Stock shall have a right of first refusal to participate in or purchase stock in any registration statement filed by our company.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Liberty Stock Transfer, Inc., 788 Shrewsbury Ave. Suite 2163 Tinton Falls, NJ 07724, as the transfer agent for our common stock. Liberty Stock Transfer’s website is located at: www.libertystocktransfer.com No information found on Liberty Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

Our Company

Our company was incorporated in the State of Nevada on October 13, 2008, as Tempest Trading Technologies, Inc. On November 3, 2008, our corporate name was changed to Humble Energy, Inc. On February 1, 2009, the Company merged with Tempest Trading Technologies, Inc., a California entity, with our company surviving the merger as the surviving corporation. On October 30, 2021, our company converted to a Florida corporation.

Recent Change in Control

Effective August 2, 2024, a change in control of our company, in connection with our acquisition (the PanMeridian Acquisition) of PanMeridian KS Holdings, LLC (PanMeridian), an oil and gas company with operations based in Tulsa, Oklahoma. Following the PanMeridian Acquisition, Amiba Energy, LLC, whose managing member is Ian B. Acrey, controls our company.

Also in connection with the PanMeridian Acquisition, Paul Strickland resigned as the Sole Director and Officer of our company and Mark H. Morelli was appointed as our company’s Sole Officer and Director. (See “Directors, Executive Officers, Promoters and Control Persons”).

Acquisition of PanMeridian. Pursuant to a Second Amended Plan and Agreement of Reorganization (the PanMeridian Agreement), we acquired 100% ownership of PanMeridian KS Holdings, LLC (PanMeridian) by the issuance of 171,649,510 shares of our common stock to Amiba Energy, LLC.

Anti-Dilution Agreement. In connection with the PanMeridian Agreement, our company and Selkirk Global Holdings, LLC (“Selkirk”) entered into an Anti-Dilution Agreement, pursuant to which Selkirk is to maintain, on a fully-diluted basis, an ownership percentage in our company equal to 9.99% for a period that ends February 2, 2026. Selkirk is owned by our former Sole Officer and Director, Paul Strickland.

Promissory Note. In connection with the PanMeridian Transaction, we issued Amiba Energy, LLC a $165,000 principal amount 10% convertible promissory note (the “Amiba Note”), which matures in July 2025. The Amiba Note includes $15,000 of OID and is convertible into shares of our common stock at any time, subject to a 9.99% ownership limitation, at a conversion price equal to 55% of the average closing price of our common stock during the 20 consecutive trading days prior to the date of the relevant notice of conversion.

Exiting Shell Status

With our acquisition of PanMeridian, we believe we have ceased to be a “shell company” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

PanMeridian owns various non-operated working interests in 173 wells in the Bradshaw Gas Field, an extension of the Hugoton Field, located in Hamilton and Greeley Counties, Kansas. The discovery well was drilled in 1922 in Seward County, Kansas. There are currently approximately 11,000 wells producing in the Hugoton Field, of which approximately 7,800 are producing from Chase Group formations. All production in this field is natural gas that contains natural gas liquids and helium. With the proceeds of this offering, if any, we intend to develop our current non-operated working interests.

19

Plan of Business

In connection with our acquisition of PanMeridian, our company is now focused on the workover of our 173 wells in which we have non-operated working interests located in Hamilton and Greeley Counties, Kansas, as well as seeking acquisitions of other oil and gas properties located in Kansas, Oklahoma and/or Texas.

Our well workover efforts will, in general terms, involve the maintenance and repair of our wells. These workovers will be undertaken by us in an effort to restore production to each well. These workover efforts may include one or more of the following actions, among others:

Recompletion: Removing and replacing major components, such as the production tubing.

Stimulation Treatments: Enhancing production by adding perforations or using other treatments.

Cleaning: Removing debris or blockages from the well.

Equipment Replacement: Repairing or replacing equipment, such as pumps.

While we believe our workovers will be successful in restoring production to our wells, there is no assurance that such will be the case.

We intend to apply approximately 57% of the proceeds from this offering towards our workover operations. In addition, as we believe significant opportunities exist for us to acquire oil and gas prospects or currently producing wells, we expect to apply approximately 33% of the proceeds from this offering for such purposes. Finally, with approximately 10% of the proceeds from this offering, we intend to improve our working capital position, such that we will be able to more easily pay our ongoing expenses associated with being a publicly-traded company, including, without limitation, accounting and legal fees.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

Properties

Through PanMeridian, we hold non-operated working interests in 173 wells located in Hamilton and Greeley Counties, Kansas.

Competition

Our company faces significant competition. The oil and gas industry is highly competitive. We will compete against many other companies that possess significantly more resources than we have in the pursuit of good oil and gas properties. We cannot assure you that our company will be successful in such a competitive environment.

Employees

Currently, we have no employees. All administrative duties are performed by our sole officer, Mark H. Morelli.

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Recent Change in Control

Effective August 2, 2024, a change in control of our company, in connection with our acquisition (the PanMeridian Acquisition) of PanMeridian KS Holdings, LLC (PanMeridian), an oil and gas company with operations based in Tulsa, Oklahoma. Following the PanMeridian Acquisition, Amiba Energy, LLC, whose managing member is Ian B. Acrey, controls our company.

Also in connection with the PanMeridian Acquisition, Paul Strickland resigned as the Sole Director and Officer of our company and Mark H. Morelli was appointed as our company’s Sole Officer and Director. (See “Directors, Executive Officers, Promoters and Control Persons”).

Acquisition of PanMeridian. Pursuant to a Second Amended Plan and Agreement of Reorganization (the PanMeridian Agreement), we acquired 100% ownership of PanMeridian KS Holdings, LLC (PanMeridian) by the issuance of 171,649,510 shares of our common stock to Amiba Energy, LLC.

Anti-Dilution Agreement. In connection with the PanMeridian Agreement, our company and Selkirk Global Holdings, LLC (Selkirk) entered into an Anti-Dilution Agreement, pursuant to which Selkirk is to maintain, on a fully-diluted basis, an ownership percentage in our company equal to 9.99% for a period that ends February 2, 2026. Selkirk is owned by our former Sole Officer and Director, Paul Strickland.

Promissory Note. In connection with the PanMeridian Transaction, we issued Amiba Energy, LLC a $165,000 principal amount 10% convertible promissory note (the “Amiba Note”), which matures in July 2025. The Amiba Note includes $15,000 of OID and is convertible into shares of our common stock at any time, subject to a 9.99% ownership limitation, at a conversion price equal to 55% of the average closing price of our common stock during the 20 consecutive trading days prior to the date of the relevant notice of conversion.

Exiting Shell Status

With our acquisition of PanMeridian, we believe we have ceased to be a “shell company” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

PanMeridian owns various non-operated working interests in 173 wells in the Bradshaw Gas Field, an extension of the Hugoton Field, located in Hamilton and Greeley Counties, Kansas. The discovery well was drilled in 1922 in Seward County, Kansas. There are currently approximately 11,000 wells producing in the Hugoton Field, of which approximately 7,800 are producing from Chase Group formations. All production in this field is natural gas that contains natural gas liquids and helium. With the proceeds of this offering, if any, we intend to develop our current non-operated working interests.

21

Basis of Presentation

Effective August 2, 2024, our company acquired PanMeridian. For several reporting periods prior to our acquisition of PanMeridian, our company had been a “shell company” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Because our company was a “shell company” prior to the PanMeridian Acquisition, this section presents information concerning PanMeridian for the periods and as of the dates indicated. This information includes PanMeridian’s financial results, as well as narrative descriptions thereof. In addition, where appropriate, this section presents pro forma financial information, which assumes our company’s acquisition of PanMeridian had occurred on certain prior dates, as indicated.

Plan of Business

In connection with our acquisition of PanMeridian, our company is now focused on the workover of our 173 wells in which we have non-operated working interests located in Hamilton and Greeley Counties, Kansas, as well as seeking acquisitions of other oil and gas properties located in Kansas, Oklahoma and/or Texas.

Our well workover efforts will, in general terms, involve the maintenance and repair of our wells. These workovers will be undertaken by us in an effort to restore production to each well. These workover efforts may include one or more of the following actions, among others:

Recompletion: Removing and replacing major components, such as the production tubing.

Stimulation Treatments: Enhancing production by adding perforations or using other treatments.

Cleaning: Removing debris or blockages from the well.

Equipment Replacement: Repairing or replacing equipment, such as pumps.

While we believe our workovers will be successful in restoring production to our wells, there is no assurance that such will be the case.

We intend to apply approximately 57% of the proceeds from this offering towards our workover operations. In addition, as we believe significant opportunities exist for us to acquire oil and gas prospects or currently producing wells, we expect to apply approximately 33% of the proceeds from this offering for such purposes. Finally, with approximately 10% of the proceeds from this offering, we intend to improve our working capital position, such that we will be able to more easily pay our ongoing expenses associated with being a publicly-traded company, including, without limitation, accounting and legal fees.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

22

Results of Operations

Our Company

During 2022, 2023 and the first six months of 2024, our company was a “shell company” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act and had no operations and nominal assets. We generated no revenues in any of such periods.

For the year ended December 31, 2023, we incurred operating expenses of $279,706 (unaudited), which was offset by $65,354 (unaudited) in other income, resulting in a net loss of $214,352 (unaudited). For the year ended December 31, 2022, we incurred operating expenses of $301,546 (unaudited) and other expense of $104,827 (unaudited), resulting in a net loss of $406,373 (unaudited).

For the six months ended June 30, 2024, we incurred operating expenses of $125,180 (unaudited) and other expense of $33,930 (unaudited), resulting in a net loss of $159,110 (unaudited). For the six months ended June 30, 2023, we incurred operating expenses of $151,246 (unaudited) and other expense $32,168 (unaudited), resulting in a net loss of $183,414 (unaudited).

PanMeridian

Six Months Ended June 30, 2024 and 2023. PMKS generated no revenues during the six months ended June 30, 2024 and 2023. For the six months ended June 30, 2024, we incurred operating expenses and a net loss of $2,341 (unaudited). For the six months ended June 30, 2023, we incurred operating expenses and a net loss of $-0- (unaudited).

Years Ended December 31, 2023 and 2022. During the year ended December 31, 2023, PMKS generated revenues of $16,408 (unaudited), cost of revenues of $14,281 (unaudited) and a gross profit of $2,216 (unaudited). During such period, PMKS incurred other expenses of $11,731 (unaudited), resulting in a net loss of $9,604 (unaudited).

During the year ended December 31, 20232 PMKS generated revenues of $15,692 (unaudited), cost of revenues of $19,790 (unaudited) and a gross loss of $4,097 (unaudited). During such period, PMKS incurred other expenses of $-0- (unaudited), resulting in a net loss of $4,097 (unaudited).

Pro Forma

Year Ended December 31, 2023. On a combined basis during the year ended December 31, 2023, our company and PMKS generated $16,408 (unaudited) in revenues, all of which were attributable to PMKS, and experienced a net loss of $226,172 (unaudited), due to our company’s net loss of $214,352 (unaudited) and PMKS’s net loss of $11,731 (unaudited).

23

Financial Condition, Liquidity and Capital Reserves

At June 30, 2024, our company had no cash and total current liabilities of $987,666 (unaudited). Following our acquisition of PanMeridian, our company, including PanMeridian, has not improved its financial condition and is dependent upon this offering to obtain cash needed for corporate operations, as well as for the implementation of our plan of business focused on the PanMeridian oil and gas working interests. There is no assurance that we will ever obtain needed capital from any source, including in this offering. In such event, we would likely be forced to cease operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in losses to us, but are of the nature such that they will only be resolved when one or more future events occur or fails to occur. Our management, in consultation with our legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we, in consultation with legal counsel, evaluate the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

24

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Positions	Time Devoted to Company Business
Mark H. Morelli	71	Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director	Not Less Than 20 Hour Per Week

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office.

Certain information regarding the backgrounds of each of our sole officer and director is set forth below.

Mark H. Morelli. Mr. Morelli has served as our Sole Officer and Director since August 2024. Since January 2018, Mr. Morelli has been a principal of Mannah, LLC, a management consulting firm. From May 2025 through December 2017, he served as Director of Investments of OneFire Holdings, LLC. From April 2014 through April 2015, he served as President of American Safety Shelter, LLC. Mr. Morelli earned a BS degree in Economics and a BS degree in Environmental Science from Butler University, Indianapolis, Indiana.

Employment Agreement

We have not entered into an employment agreement with our Chief Executive Officer, Mark H. Morelli. We do not expect to enter into any such agreement with Mr. Morelli in the foreseeable future, unless and until we obtain sufficient capital with which to do so.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole officer and director, his other business interests and his involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole. Currently, our Board of Directors acts by written consent in lieu of meetings.

Independence of Board of Directors

Our Sole Director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Mark H. Morelli, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Morelli collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

25

EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark H. Morelli Chief Executive Officer	2023 2022	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---

Paul Strickland Former Chief Executive Officer	2023 2022	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark H. Morelli	---	---	---	---	n/a	---	n/a	---	---

26

Employment Agreement

We have not entered into an employment agreement with our Chief Executive Officer, Mark H. Morelli. We do not expect to enter into any such agreement with Mr. Morelli in the foreseeable future, unless and until we obtain sufficient capital with which to do so.

Outstanding Equity Awards

During the years ended December 31, 2023 and 2022, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned (1)	Number of Shares Beneficially Owned	% Beneficially Owned (2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Mark H. Morelli Officers and directors, as a group (3 persons) Amiba Energy, LLC(3)	0 0 171,649,510	0% 0% 69.41%	0 0 171,649,510	0% 0% 22.97%	See Note 4 and Note 5
Series A Preferred Stock(5)
Amiba Energy, LLC(3)	1,000,000	100%	1,000,000	100%

*	Less than 1%.
(1)	Based on 247,304,704 shares outstanding, before this offering.
(2)	Based on 747,304,704 shares outstanding, assuming the sale of all of the Offered Shares, after this offering.
(3)	Ian Acrey is the manager of Amiba Energy, LLC, whose address is 2250 E 73rd Street, Suite 412, Tulsa, OK 74136.
(4) (3) (4)	Amiba Energy, LLC (Ian Acrey, Manager) owns all of the outstanding shares of our Series A Preferred Stock and will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(5)	The Series A Preferred Stock has the following voting rights: each share of Series A Preferred shall have Super Voting rights of 20,000 votes at any meeting for each one share of Series A Preferred Stock held.

28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recent Change in Control

Effective August 2, 2024, a change in control of our company, in connection with our acquisition (the PanMeridian Acquisition) of PanMeridian KS Holdings, LLC (PanMeridian), an oil and gas company with operations based in Tulsa, Oklahoma. Following the PanMeridian Acquisition, Amiba Energy, LLC, whose managing member is Ian B. Acrey, controls our company.

Also in connection with the PanMeridian Acquisition, Paul Strickland resigned as the Sole Director and Officer of our company and Mark H. Morelli was appointed as our company’s Sole Officer and Director. (See “Directors, Executive Officers, Promoters and Control Persons”).

Acquisition of PanMeridian

Pursuant to a Second Amended Plan and Agreement of Reorganization (the PanMeridian Agreement), we acquired 100% ownership of PanMeridian by the issuance of 171,649,510 shares of our common stock to Amiba Energy, LLC.

Anti-Dilution Agreement

In connection with the PanMeridian Agreement, our company and Selkirk Global Holdings, LLC (Selkirk) entered into an Anti-Dilution Agreement, pursuant to which Selkirk is to maintain, on a fully-diluted basis, an ownership percentage in our company equal to 9.99% for a period that ends February 2, 2026. Selkirk is owned by our former Sole Officer and Director, Paul Strickland.

Promissory Note

In connection with the PanMeridian Transaction, we issued Amiba Energy, LLC (which is owned by Ian B. Acrey) a $200,000 principal amount 10% convertible promissory note (the Amiba Note), which matures in July 2025. The Amiba Note includes $15,000 of OID and is convertible into shares of our common stock at any time, subject to a 9.99% ownership limitation, at a conversion price equal to 55% of the average closing price of our common stock during the 20 consecutive trading days prior to the date of the relevant notice of conversion.

Debt Held by Former Sole Officer and Director

Our former sole officer and director, Paul Strickland, is, directly and indirectly, the holder of three separate convertible promissory notes with an aggregate $129,628.00 principal amount ($100,000 held by Selkirk Global Holdings, LLC, both of which are in default, and $29,628 held by Paul Strickland, personally, which is due December 17, 2024. The notes are due convertible at discounts ranging from 50% to 55% to the then-current market.

Management Agreement

Effective January 1, 2022, we entered into a 60-month management agreement (the “Strickland Agreement”) with our former sole officer and directors, Paul Strickland. Pursuant to the Strickland Agreement, we are required to pay $20,000 per month in cash compensation and $20,000 in shares of our common stock (which shares are to be valued at a 50% discount to market). Any unpaid cash compensation may be converted into shares of our common stock, at Mr. Strickland’s sole option. The Strickland Agreement provides for a $50,000 fee for early termination by us. Effective with the change-in-control transaction associated with our acquisition of PanMeridian, all remaining share compensation vested. All shares to be issued to Mr. Strickland are subject to a lock-up of two years from the dates of their respective issuances. As of the date of this Offering Circular, we have made no cash payments under the Strickland Agreement.

29

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

30

INDEX TO FINANCIAL STATEMENTS

Humble Energy, Inc.

Pan Meridian KS Holdings, LLC

Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Balance Sheet at June 30, 2024	F-33
Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2023	F-34
Notes to Unaudited Pro Forma Financial Statements	F-35

31

HUMBLE ENERGY, INC.

BALANCE SHEETS

(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current Assets:
Cash	$–	$–
Total Current Assets	–	–
Total Asset	$–	$–

Liabilities:
Accounts payable and accrued expenses	$12,462	$12,462
Interest payable	35,261	20,100
Promissory note – related party	159,005	150,162
Derivative liability	221,200	206,094
Accrued wages and salaries	517,300	397,300
Due to related party	42,438	42,438
Total Current Liabilities	987,666	828,556
Total Liabilities	987,666	828,556

Commitment and contingencies	–	–

Stockholders’ Deficit
Preferred Stock Series A, $0.001 par value; 1,000,000 shares authorized, 1,000,000 and 1,000,000 shares issued and outstanding, respectively	100	100
Common Stock, $0.0001 par value; 2,000,000,000 shares authorized, 247,304,704 and 247,304,704 shares issued and outstanding, respectively	24,695	24,695
Additional paid-in capital	3,502,979	3,502,979
Accumulated loss	(4,515,440)	(4,356,330)
Total Stockholders’ Deficit	(987,666)	(828,556)
Total Liabilities and Stockholders’ Deficit	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-1

HUMBLE ENERGY, INC.

STATEMENTS OF OPERATION

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

Revenues	$–	$–	$–	$–

Operating expenses
Professional fees	500	23,789	500	25,329
Compensation expense	60,000	60,000	120,000	120,000
Other general & administrative expense	4,380	4,562	4,680	5,917
Total operating expenses	64,880	88,351	125,180	151,246

Loss from operations	(64,880)	(88,351)	(125,180)	(151,246)

Other Income (Expenses)
Interest expense	(7,590)	(6,115)	(15,161)	(9,161)
Amortization of debt discount	(2,125)	(32,476)	(3,663)	(59,726)
Change in fair value of derivatives	(31,495)	1,362	(15,106)	38,270
Loss on issuance of convertible note	–	–	–	(1,551)
Total other income	(41,210)	(37,229)	(33,930)	(32,168)

Net loss before income tax	(106,090)	(125,580)	(159,110)	(183,414)
Income tax expense	–	–	–	–
Net loss	$(106,090)	$(125,580)	(159,110)	(183,414)

Loss per Share – Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	247,304,704	247,304,704	247,304,704	247,304,704

The accompanying notes are an integral part of these unaudited financial statements.

F-2

HUMBLE ENERGY, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three and Six Months Ended June 30, 2024 and 2023

(Unaudited)

	Preferred Stock Series A		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit
Balance, December 31, 2023	1,000,000	$100	247,307,704	$24,695	$3,502,979	$(4,356,330)	$(828,556)
Net loss	–	–	–	–	–	(53,020)	(53,020)
Balance, March 31, 2024	1,000,000	100	247,304,704	24,695	3,502,979	(4,409,350)	(881,576)
Net loss	–	–	–	–	–	(106,090)	(106,090)
Balance, June 30, 2024	1,000,000	$100	247,304,704	$24,695	$3,502,944	$(4,515,440)	$(987,666)

Balance, December 31, 2022	1,000,000	$100	247,304,704	$24,695	$3,502,979	$(3,938,871)	$411,097)
Net loss	–	–	–	–	–	(57,834)	(57,834)
Balance, March 31, 2023	1,000,000	100	247,304,704	24,695	3,502,979	(3,996,705)	(468,831)
Net loss	–	–	–	–	–	(125,580)	(125,580)
Balance, June 30, 2023	1,000,000	$100	247,304,704	$24,695	$3,502,979	$(4,122,285)	$(594,511)

The accompanying notes are an integral part of these unaudited financial statements.

F-3

HUMBLE ENERGY, INC.

STATEMENTS OF CASH FLOWS

Unaudited

	For the Six Months Ended June 30,
	2024	2023

Cash Flows from Operating Activities:
Net loss	$(159,110)	$(183,414)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	3,663	59,726
Change in fair value of derivatives	15,106	(7,131)
Changes in operating assets and liabilities
Interest payable	15,161	5,690
Accrued management fees	120,000	120,000
Net Cash Used in Operating Activities	(5,180)	(5,129)

Cash Flows from Investing Activities:

Cash Flows from Financing Activities:
Proceeds from related party payables	5,180	5,129
Net Cash Provided by Financing Activities	5,180	5,129

Net Change in Cash	–	–
Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–
Interest Paid	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-4

Humble Energy, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Business

Humble Energy, Inc. (the “Company”) was originally incorporated in Nevada on October 13, 2008, as Tempest Trading Technologies, Inc. On November 3, 2008, the name of the Company was changed to Humble Energy, Inc. On February 1, 2009, the Company merged with Tempest Trading Technologies, Inc., a California entity, with the Company surviving the merger as the surviving corporation. On October 30, 2021, the Company converted to a Florida corporation.

The Company is a development stage company that focuses on metals and mining, value-added processing, or real estate asset investments and development.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2024. These unaudited financial statements should be read in conjunction with the fmancial statements and related notes for the year ended December 31, 2023.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

F-5

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-1035-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1 - Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
•	Level 2 - Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
•	Level 3 - Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables and notes payable, approximate their fair values because of the short maturity of these instruments.

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of:

June 30, 2024:

Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$221,200
Total	$–	$–	$221,200

December 31, 2023:

Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$206,094
Total	$–	$–	$206,094

Net Income (Loss) Per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive. For the six months ended June 30, 2024 and 2023, the Company has no dilutive instrument because the outstanding convertible preferred stock and convertible notes would cause an anti-dilutive effect.

F-6

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company’s unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in its financial statements, the Company had an accumulated deficit of $4,515,440 at June 30, 2024. The accompanying unaudited financial statements do not include adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from an inability of the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need to, among other things, raise additional capital, develop a reliable source of revenue, and achieve a profitable level of operations. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of our common stock and successfully implementing our business plan. However, management cannot provide any assurances that the Company will be successful in raising additional capital or successfully implementing any of its plans.

NOTE 4 – RELATED PARTY TRANSACTIONS

Related parties consist of the following:

Name of Related Party	Related Relationship
Paul Strickland	Secretary and director of the Company
Selkirk Global Holdings, LLC	Entity owned by Paul Strickland, the Company’s secretary and director
Endicott Holdings Group, LLC	Significant shareholder

Related parties’ payables

Mr. Paul Strickland, director and officer of the Company, has advanced certain monies to the Company as operating working capital. The amounts due to related parties are due on demand, non-interest bearing, and unsecured. The outstanding amount due to related parties were $42,438 and $42,438 as of June 30, 2024 and December 31, 2023, respectively.

F-7

Management Fees

On October 1, 2022, the Company and Mr. Paul Strickland entered into a management agreement where Mr. Strickland is entitled to receive $240,000 per twelve (12) months period for management services commencing retrospectively to January 1, 2022. The outstanding management fees payable were $517,300 and $397,300 as of June 30, 2024 and December 31, 2023, respectively.

Convertible Notes

On October 10, 2022, the Company issued a convertible note of face value $50,000 to a related party with a maturity date of October 9, 2023, and interest rates of 10% annually for cash considerations at a 10% discount.

On October 2, 2023, the Company issued a convertible note of face value $50,000 to a related party with a maturity date of October 1, 2024, and interest rates of 10% annually for cash considerations at a 10% discount.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

On September 16, 2022, the Company issued a convertible note of face value $50,000 to an unrelated third party with a maturity date of September 15, 2023, and interest rates of 10% annually for cash considerations at a 10% discount. The matured note was not repaid or extended therefore it is considered in default.

On September 27, 2022, the Company issued a convertible note of face value $50,000 to an unrelated third party with a maturity date of September 26, 2023, and interest rates of 10% annually for cash considerations at a 10% discount. As of September 30, 2022, the Company received $16,000 from the note holder as initial consideration. The matured note was not repaid or extended therefore it is considered in default.

On October 10, 2022, the Company issued a convertible note of face value $50,000 to a related party with a maturity date of October 9, 2023, and interest rates of 10% annually for cash considerations at a 10% discount. As of June 30, 2024, the Company received $43,634 from the note holder as consideration. The note matured and was not repaid or extended, therefore it was considered in default.

On October 2, 2023, the Company issued a convertible note of face value $50,000 to a related party with a maturity date of October 1, 2024, and interest rates of 10% annually for cash considerations at a 10% discount. As of June 30, 2024, the Company received $11,240 from the note holder as consideration.

These notes are convertible into common stocks of the Company at a conversion rate equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date on which note holder elects to convert all or part of the Note (the “Conversion Price”). The Conversion Price shall be decreased by 10% (i.e., from 55% to 45%) upon specific situations occurred as defined in the agreement. However, the note holder will not be able to convert into any position that would result in the note holder to own more than 9.99% of the then total outstanding shares of the Company. In an event of default, where these notes are not remedied within the applicable cure period will result in a permanent additional 10% decrease to the Conversion Price (i.e., from 55% to 45%); and the default interest rate will be the lesser of (a) 20% per annum and (b) the highest rate permitted by law.

As of June 30, 2024, the Company has not made any payments towards the principal or interest amount of the notes, and notes totaling $148,482 have reached maturity and are in a state of default The funds received from the notes were held by a related party as the Company does not have a bank account. The derivative liability has been calculated on the total funds advanced plus Original Issue Discount (“OID”).

F-8

Convertible notes payable, net comprised of the following:

	June 30, 2024	December 31, 2023
Convertible Notes	$160,955	$155,199
Discounts on debt	(1,950)	(5,037)
Total, net	$159,005	$150,162

Interest payable was $35,261 and $20,100 as of June 30, 2024 and December 31, 2023, respectively. The amortization expense on debt discount was $3,663 for the six months ended June 30, 2024.

A summary of the activity of the derivative liability for the notes above is as follows:

Balance at December 31, 2023	$206,094
Increase to derivative due to new issuances	–
Less: Derivative gain(loss) due to fair value adjustment	15,106
Balance at June 30, 2024	$221,200

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy as follows:

Inputs	June 30, 2024	Initial Valuation
Stock price	$0.007	$0.005
Conversion price	$0.0018	$0.0037
Volatility (annual)	407.42%	608.75%
Risk-free rate	5.48%	5.47%
Dividend rate	–	–
Years to maturity	0.22	0.22

NOTE 6 – STOCKHOLDERS’ EQUITY

On January 10, 2022, the Company and its Board of Directors approved a change of the Company’s common stock par value and preferred stock par value to $0.0001. The par value of such stocks has been retrospectively presented throughout the financial statements with an adjustment to additional paid-in capital.

On November 2, 2022, the Company amended and restated its Articles of Incorporation to increase the authorized common stock of the Company to 2,000,000,000 shares.

Common stock

The Company is authorized to issue 2,000,000,000 shares of $0.0001 par value common stock. The Company has 247,304,704 common shares issued and outstanding as of June 30, 2024.

Series A Preferred stock

The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. Each share of the Series A Preferred Stock is convertible at the option of the holder into nine hundred (900) shares of common stock. The holder has voting rights of 20,000 votes for each share of Preferred stock held and shall be paid twice the amount of dividends issued by the Company to common shareholders on a pro rate basis with the number of Preferred shares held.

The Company has 1,000,000 Series A preferred shares issued and outstanding as of June 30, 2024.

F-9

NOTE 7 – SUBSEQUENT EVENTS

On August 2, 2024, Humble Energy, Inc. and PanMeridian KS Holdings, LLC (“PMKS”) formally completed all the terms of the Agreement and Plan of Reorganization previously announced on February 7, 2024 and executed a Change of Control Agreement.

On August 2, 2024 PMKS has exchanged all of its 10,000,000 membership interest units for 1,000,000 Series A Preferred Shares and 171,649,510 shares of restricted common stock to become a wholly owned subsidiary of the Company.

On August 2, 2024 Mark Morelli has become the interim CEO of the Company and Paul Strickland has resigned from all positions he personally holds with the Company.

On July 30, 2024, the Company entered into a $200,000 10% convertible promissory note with PMKS, a related party, as part of the Change of Control Agreement in conjunction with the February 7, 2024 transaction described above.

On July 30, 2024, the Company entered into an Anti-dilution Agreement with Selkirk Global Holdings, LLC, an entity controlled by the Company’s former Director and Secretary, as part of the Change of Control Agreement in conjunction with the transaction described above.

F-10

HUMBLE ENERGY, INC.

BALANCE SHEETS

Unaudited

	December 31, 2023	December 31, 2022
Assets
Current Assets
Cash	$–	$–
Total Current Assets	–	–
Total Assets	–	–

Liabilities
Current Liabilities
Accounts payable and accrued expenses	3,320	3,320
Interest payable	20,099	2,891
Promissory note – related party	149,925	30,532
Derivative liability	9,143	171,392
Accrued management fees	397,300	157,300
Due to related party	42,437	42,438
Total Current Liabilities	622,225	407,873
Total Liabilities	622,225	407,873

Commitment & contingencies	–	–

Stockholders’ Deficit
Preferred Stock Series A, $0.0001 par value; 1,000,000 shares authorized, 1,000,000 and 1,000,000 shares issued and outstanding, respectively	100	100
Common Stock, $0.0001 par value; 2,000,000,000 shares authorized, 247,304,704 and 247,304,704 shares issued and outstanding, respectively	114,775	114,775
Additional paid-in capital	3,502,944	3,502,944
Accumulated loss	(4,240,044)	(4,025,692)
Total Stockholders’ Deficit	(622,225)	(407,873)
Total Liabilities and Stockholders’ Deficit	$–	$–

See accompanying notes to financial statements

F-11

HUMBLE ENERGY, INC.

STATEMENTS OF OPERATIONS

Unaudited

	Years Ended
	December 31, 2023	December 31, 2022

Revenues	$–	$–

Operating expenses
Professional fees	28,329	49,610
Other general & administrative expense	251,377	251,936
Total operating expenses	279,706	301,546
Loss from operations	(279,706)	(301,546)

Other Income (Expenses)
Interest income (expense)	(21,604)	(14,001)
Amortization of debt discount	(113,366)	(28,471)
Change in fair value of derivatives	211,675	(39,073)
Loss on issuance of convertible note	(11,351)	(23,282)
Total other income (expenses)	65,354	(104,827)

Net loss before income tax	(214,352)	(406,373
Income tax expense	–	–
Net loss	$(214,352)	$(406,373)

Earnings (Loss) per Share – Basic and Diluted	$(0.001)	$(0.002)
Weighted Average Shares Outstanding – Basic and Diluted	247,304,704	247,304,704

See accompanying notes to financial statements

F-12

HUMBLE ENERGY, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2023 and 2022

Unaudited

	Preferred Stock Series A		Common Stock
	Shares	Par Value $0.0001	Shares	Par Value $0.0001	Additional paid-in capital	Accumulated loss	Total Stockholders’ Deficit

Balance, December 31, 2021, Unadjusted

Balance, December 31, 2021	1,000,000	$100	247,307,704	$114,775	$3,502,944	$(3,619,319)	$(407,873)
Net loss	–	–	–	–	–	(406,373)	(406,373)
Balance, December 31, 2022	1,000,000	$100	247,304,704	$114,775	$3,502,944	$(4,025,692)	$407,873)

Balance, December 31, 2022	1,000,000	$100	247,304,704	$114,775	$3,502,944	$(4,025,692)	$407,873)
Net loss	–	–	–	–	–	(214,352)	(214,352)
Balance, December 31, 2023	1,000,000	$100	247,304,704	$114,775	$3,502,944	$(4,240,044)	$(622,225)

See accompanying notes to financial statements

F-13

HUMBLE ENERGY, INC.

STATEMENTS OF CASH FLOWS

Unaudited

	Years Ended
	December 31, 2023	December 31, 2022

Cash Flows from Operating Activities
Net loss	$(214,352)	$(406,373)
Adjustment to reconcile Net loss from operations:
Depreciation & Amortization expense	–	–
Amortization of debt discount	113,366	28,471
Change in fair value of derivatives	(162,249)	171,392
Changes in operating assets and liabilities
Accounts payable and accrued expenses	–	1,820
Interest payable	17,208	2,871
Accrued management fees	240,000	157,300
Net Cash Used in Operating Activities	(6,027)	(44,499)

Cash Flows from Investing Activities
Acquisition (Disposal) of property, plant and equipment	–	–
Net Cash (Used In) Provided by Investing Activities	–	–

Cash Flows from Financing Activities
Proceeds from (Repayment of) loans payable	6,027	2,061
Proceeds from (Repayment of) related party payables	–	42,438
Net Cash Provided by Financing Activities	6,027	44,499

Net Increase (Decrease) in Cash	–	–
Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–
Interest Paid	$–	$–

See accompanying notes to financial statements

F-14

Humble Energy, Inc.

Notes to the Financial Statements

As of and for the years ended December 31, 2023 and 2022

(Unaudited)

Note 1 - Organization and Basis of Operations

Business

Humble Energy, Inc. (the “Company”) was originally incorporated in Nevada on October 13, 2008 as Tempest Trading Technologies, Inc. On November 3, 2008, the name of the Company was changed to Humble Energy, Inc. On February 1, 2009, the Company merged with Tempest Trading Technologies, Inc., a California entity, with the Company surviving the merger as the surviving corporation. On October 30, 2021, the Company converted to a Florida corporation.

The Company is an under-development stage company that focus on metals and mining, value-added processing, or real estate asset investments and development.

Going Concern

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, and which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in its financial statements, the Company had an accumulated deficit of $4,196,438 at December 31, 2023. The accompanying financial statements do not include adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from an inability of the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need to, among other things, raise additional capital, develop a reliable source of revenue, and achieve a profitable level of operations. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of our common stock and successfully implementing our business plan. However, management cannot provide any assurances that the Company will be successful in raising additional capital or successfully implementing any of its plans.

F-15

Note 2 - Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions made in estimated useful lives of property and equipment, assumptions inherent in a purchase price allocation, accruals for potential liabilities, certain assumptions used in deriving the fair value of derivative liabilities, share-based compensation and beneficial conversion feature of notes payable, and realization of deferred tax assets.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the FASB ASC Topic 718 whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s common stock option and warrant grants is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-1035-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1 - Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
•	Level 2 - Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
•	Level 3 - Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

F-16

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables and notes payable, approximate their fair values because of the short maturity of these instruments.

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of December 31, 2023:

Description	Level 1	Level 2	Level 3	Gain (Loss)
Derivative	$–	$–	$9,143	$211,675
Total	$–	$–	$9,143	$211,675

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Net Income floss) Per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive. For the years ended December 31, 2023 and 2022, the Company has no dilutive instrument because the outstanding convertible preferred stock and convertible notes would cause an anti-dilutive effect.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years . Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized . Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC Topic 740 - Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Currently the company has not valued any NOL because of the expectation that it will not be used .

Revenue Recognition

The Company accounts for revenues in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

Recently Issued Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

F-17

Note 3 - Related party transactions

Related parties consist of the following:

Name of Related Party	Related Relationship
Paul Strickland	Secretary and director of the Company
Selkirk Global Holdings, LLC	Entity owned by Paul Strickland, the Company’s secretary and director
Endicott Holdings Group, LLC	Significant shareholder

Equity transactions

For the years ended December 31, 2021, the Company issued 100,000,000 shares of restricted common shares to Endicott Holdings Group, LLC, a significant shareholder of the Company, as service fees in the amount of $100,000.

Related parties’ payables

Mr. Paul Strickland, director and officer of the Company has advanced certain monies to the Company as operation working capital. The amounts due to related parties are due on demand, non-interest bearing, and unsecured.

The outstanding amount due to related parties were $42,438 and $42,438 as of December 31, 2023 and 2022, respectively.

Management fees

On October 1, 2022, the Company and Mr. Paul Strickland entered into a management agreement where Mr. Strickland is entitled to receive $240,000 per twelve (12) months period for management services commencing retrospectively to January 1, 2022. The management fees were $240,000 and $240,000 for the years ended December 31, 2023 and 2022, respectively. The outstanding management fees payable were $397,300 and $157,300 as of December 31, 2023 and 2022, respectively

Convertible Notes

On October 10, 2022, the Company issued convertible note of face value $50,000 to a related party with a maturity date of October 9, 2023, and interest rates of 10% annually for cash considerations at a 10% discount.

On October 2, 2023, the Company issued convertible note of face value $50,000 to a related party with a maturity date of October 1, 2024, and interest rates of 10% annually for cash considerations at a 10% discount.

Refer to Note 4 for detail.

Related parties’ receivables

The proceeds from the issuance of convertible notes payable are deposited into Selkirk Global Holdings, LLC, a company controlled by Mr. Paul Strickland. The funds were used to pay for the Company’s expenses or liabilities. The outstanding amounts due from related parties were $0 and $0 as of December 31, 2023 and 2022, respectively.

F-18

Note 4 - Convertible Notes Payable

On September 16, 2022, the Company issued convertible note of face value $50,000 to an unrelated third party with a maturity date of September 15, 2023, and interest rates of 10% annually for cash considerations at a 10% discount. The matured note was not repaid or extended therefore it is considered in default.

On September 27, 2022, the Company issued convertible note of face value $50,000 to an unrelated third party with a maturity date of September 26, 2023, and interest rates of 10% annually for cash considerations at a 10% discount. As of September 30, 2022, the Company received $16,000 from the note holder as initial consideration. The matured note was not repaid or extended therefore it is considered in default.

On October 10, 2022, the Company issued convertible note of face value $50,000 to a related party with a maturity date of October 9, 2023, and interest rates of 10% annually for cash considerations at a 10% discount. As of December 31, 2023, the Company received $43,634 from the note holder as consideration. The note matured and was not repaid or extended, therefore it was considered in default.

On October 2, 2023, the Company issued convertible note of face value $50,000 to a related party with a maturity date of October 1, 2024, and interest rates of 10% annually for cash considerations at a 10% discount. As of December 31, 2023, the Company received $6,060 from the note holder as consideration.

These notes are convertible into common stocks of the Company at a conversion rate equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive Trading Days prior to the date on which note holder elects to convert all or part of the Note (the “Conversion Price”). The Conversion Price shall be decreased by 10% (i.e., from 55% to 45%) upon specific situations occurred as defined in the agreement. However, the note holder will not be able to convert into any position that would result in the note holder to own more than 9.99% of the then total outstanding shares of the Company. In an event of default, where these notes are not remedied within the applicable cure period will result in a permanent additional 10% decrease to the Conversion Price (i.e., from 55% to 45%); and the default interest rate will be the lesser of (a) 20% per annum and (b) the highest rate permitted by law.

As of December 31, 2023, the Company has not made any payments towards the principal or interest amount of the notes, and notes totaling $148,482 have reached maturity and are in a state of default The funds received from the notes were held by a related party as the Company does not have a bank account. The derivative liability has been calculated on the total funds advanced plus Original Issue Discount (“OID”).

Convertible notes payable, net comprised of the following:

	December 31, 2023	December 31, 2022
Convertible Notes	$155,199	$111,098
Discounts on debt	(5,274)	(80,566)
Total, net	$149,925	$30,352

Interest payables were $20,099 and $2,891 as of December 31, 2023 and 2022, respectively. The interest expenses and OID were $21,604 and $14,001 for the years ended December 31, 2023 and 2022, respectively. The amortization expense on debt discount were $113,366 and $28,471 for the years ended December 31, 2023 and 2022, respectively.

A summary of the activity of the derivative liability for the notes above is as follows:

Balance at December 31, 2022	$171,392
Increase to derivative due to new issuances	49,426
Decrease to derivative due to repayments	–
Less: Derivative gain(loss) due to fair value adjustment	211,675
Balance at December 31, 2023	$9,143

F-19

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy as follows:

Inputs	December 31, 2023	Initial Valuation
Stock price	$0.005	$0.005
Conversion price	$0.0037	$0.00338
Volatility (annual)	608.75%	350.00%
Risk-free rate	5.47%	4.99%
Dividend rate	–	–
Years to maturity	0.22	0.64

Note 5 - Stockholders’ Equity

On January 10, 2022, the Company and its Board of Directors approved a change of the Company’s common stock par value and preferred stock par value to $0.0001. The par value of such stocks has been retrospectively presented throughout the financial statements with an adjustment to additional paid-in capital.

On November 2, 2022, the Company amended and restated its Articles of Incorporation to increase the authorized common stock of the Company to 2,000,000,000 shares.

Common Stock

The Company is authorized to issue 2,000,000,000 shares of $0.0001 par value common stock. The Company has 247,304,704 common shares issued and outstanding as of December 31, 2022.

For the year ended December 31, 2022, the Company issued 1,050,000 shares of restricted common shares to various consultants and advisors providing services to the Company in the amount of $100,050.

The Company has 247,304,704 common shares issued and outstanding as of December 31, 2023 and 2022.

Series A Preferred stock

The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. Each share of the Series A Preferred Stock, is convertible at the option of the holder into nine hundred (900) shares of common stock. The holder has voting rights of 20,000 votes for each share of Preferred stock held, and shall be paid twice the amount of dividends issued by the Company to common shareholders on a pro rate basis with the number of Preferred shares held.

The Company has 1,000,000 Series A preferred shares issued and outstanding as of December 31, 2023 and 2022.

Note 6 - Contingencies and Litigation

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity. As of December 31, 2023, the Company is not involved in any litigation or disputes.

F-20

Note 7 - Income Taxes

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has accumulated approximately $4,240,044 of net operating losses (“NOL”) as of December 31, 2023 carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 8 - Subsequent Events

Management has evaluated all activity through the date the financial statements were issued and has concluded that no other subsequent events have occurred that would require recognition in the financial statements or disclosure.

F-21

PANMERIDIAN KS HOLDINGS LLC

Balance Sheets

(unaudited)

	6/30/24	12/31/23

ASSETS

Current Assets:
Total Current Assets	$0.00	$0.00

Fixed Assets:
Leasehold Costs - Developed	750,000.00	750,000.00
Total Fixed Assets	750,000.00	750,000.00

Total Assets	$750,000.00	$750,000.00

LIABILITIES AND EQUITY

Liabilities:
JIB Payable	$21,044.30	$21,044.33
Revenue Payables	0.00	0.00
Loan Payable - PetroGlobe Energy	11,768.36	0.00
Note Payable - Kevin Larkin	62,738.37	0.00
Note Payable - Randy Campbell	43,910.83	0.00
Note Payable - Russel Ritz	0.00	0.00
Total Liabilities	139,461.86	21,044.33

Equity:
Capital - Amiba Energy LLC	556,295.66	685,818.58
Capital - Kevin Larkin	3,980.00	4,104.00
Capital - Randy Campbell	2,670.00	2,736.00
Capital - ABCD Holdings LLC	49,934.00	50,000.00
Retained Earnings	0.00	(4,097.93)
Current Year Earnings	(2,341.52)	(9,604.95)
Total Equity	610,538.14	728,955.70

Total Liabilities and Equity	$750,000.00	$750,000.00

The accompanying notes are an integral part of these unaudited financial statements.

F-22

PANMERIDIAN KS HOLDINGS LLC

Income Statement

(unaudited)

	Six Months Ended	Six Months Ended
	6/30/24	6/30/23

Income:
Miscellaneous Income	$0.00	$0.00
Total Income	0.00	0.00

Cost of Goods Sold:
COGS	0.00	0.00
Total COGS	0.00	0.00

Gross Profit	0.00	0.00

Administrative Expenses:
Accounting/Legal	0.00	0.00
Interest Expense	2,341.52	0.00
Total Administrative Expense	2,341.52	0.00

Net Income (Loss)	$(2,341.52)	$0.00

The accompanying notes are an integral part of these unaudited financial statements.

F-23

PANMERIDIAN KS HOLDINGS, LLC

Statement of Owners’ Equity

For the Six Months Ended June 30, 2024 and 2023

(unaudited)

	Capital	Retained Earnings	Total

Opening Balance (As of January 1, 2024)	$728,956.00	$–	$728,956.00

Net Income	–	–	–
Other Income	–	–	–
Issue of New Capital	–	–	–

Net Loss	(2,341.52)	–	(2,341.52)
Other Losses	–	–	–
Dividends	–	–	–
Withdrawal of Capital	–	–	–
Closing Balance (As of June 30, 2024)	$726,614.48	$–	$726,614.48

	Capital	Retained Earnings	Total

Opening Balance (As of January 1, 2023)	$745,902.00	$–	$745,902.00

Net Income	–	–	–
Other Income	–	–	–
Issue of New Capital	–	–	–

Net Loss	(8,473.00)	–	(8,473.00)
Other Losses	–	–	–
Dividends	–	–	–
Withdrawal of Capital	–	–	–
Closing Balance (As of June 30, 2023)	$737,429.00	$–	$737,429.00

The accompanying notes are an integral part of these unaudited financial statements.

F-24

PANMERIDIAN KS HOLDINGS, INC.

Statement of Cash Flows

(unaudited)

	Six Months Ended 6/30/24	Six Months Ended 6/30/23
CASH FLOWS FROM OPERATING ACTIVITIES
Cash From Sale of Hydrocarbons	$–	$17,057.00
Cash From Sale of Equipment	16,408.00	–
Cash Paid for Operating Expenses	(33,354.00)	(21,155.00)
Increase/Decrease in Accounts Payable	16,946.00	4,098
Net Cash Provided by Operating Activities	–	–

CASH FLOWS FROM INVESTING ACTIVITIES
Cash received from sale of capital assets (plant and equipment)	–	–
Cash paid to acquire business	–	–
Other	–	–
Net Cash Provided by Investing Activities	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from issuing stock	–	–
Cash received from long-term borrowings	–	–
Cash paid to retire debt	–	–
Other	–	–
Net Cash Provided by Financing Activities	–	–

Increase (decrease) in cash during the period	–	–
Cash balance at the beginning of the period	–	–
Cash balance at the end of the period	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-25

PANMERIDIAN KS HOLDINGS, LLC

Notes to Unaudited Financial Statements

June 30, 2024

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

PanMeridian KS Holdings, LLC (the “Company”), was formed on June 3, 2022, as a privately-held Kansas limited liability company.

The Company owns various non-operated working interests in 173 wells in the Bradshaw Gas Field, an extension of the Hugoton Field, located in Hamilton and Greeley Counties, Kansas. The discovery well was drilled in 1922 in Seward County, Kansas. There are currently approximately 11,000 wells producing in the Hugoton Field, of which approximately 7,800 are producing from Chase Group formations. All production in this field is natural gas that contains natural gas liquids and helium.

The Company requires additional capital to develop its current non-operated working interests.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP), and pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC), and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of June 30, 2024 and 2023.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-26

NOTE 3 - RELATED-PARTY TRANSACTIONS

Amiba Energy, LLC, the owner of the Company has, through June 30, 2024, contributed the Company’s non-operated working interests in 173 wells in the Bradshaw Gas Field, an extension of the Hugoton Field, located in Hamilton and Greeley Counties, Kansas. These properties have a historical cost of $750,000.

NOTE 4– SUBSEQUENT EVENT

Change in Control

In August 2024, ownership of Company was sold to Humble Energy, Inc. (“HUML”), a publicly-traded company. Following this transaction, the Company is a wholly-owned subsidiary of HUML.

F-27

PANMERIDIAN KS HOLDINGS, LLC

Balance Sheets

(unaudited)

	12/31/23	12/31/22

ASSETS

Current Assets:
Total Current Assets	$0.00	$0.00

Fixed Assets:
Leasehold Costs - Developed	750,000.00	750,000.00
Total Fixed Assets	750,000.00	750,000.00

Total Assets	$750,000.00	$750,000.00

LIABILITIES AND EQUITY

Liabilities:
JIB Payable	$21,044.30	$4,097.93
Revenue Payables	0.00	0.00
Loan Payable - PetroGlobe Energy	0.00	0.00
Note Payable - Kevin Larkin	0.00	75,000.00
Note Payable - Randy Campbell	0.00	50,000.00
Note Payable - Russel Ritz	0.00	100,000.00
Total Liabilities	21,044.33	229,097.93

Equity:
Capital - Amiba Energy LLC	685,818.58	475,000.00
Capital - Kevin Larkin	4,104.00	0.00
Capital - Randy Campbell	2,736.00	0.00
Capital - ABCD Holdings LLC	50,000.00	50,000.00
Retained Earnings	(4,097.93)	(4,097.93)
Current Year Earnings	(9,604.95)	(9,604.95)
Total Equity	610,538.14	520,902.07

Total Liabilities and Equity	$750,000.00	$750,000.00

The accompanying notes are an integral part of these unaudited financial statements.

F-28

PANMERIDIAN KS HOLDINGS, LLC

Income Statement

(unaudited)

	Year Ended	Period Ended
	12/31/23	12/31/22

Income:
Miscellaneous Income/Gas Sales - Working Interest	$16,408.10	$15,692.21
Total Income	16,408.10	15,692.21

Cost of Goods Sold:
COGS/Lease Operating Expense	14,281.59	19,790.14
Total COGS	14,281.59	19,790.14

Gross Profit (Loss)	2,126.51	(4,097.93)

Administrative Expenses:
Accounting/Legal	0.00	0.00
Interest Expense	(11,731.46)	0.00
Total Administrative Expense	(11,731.46)	0.00

Net Income (Loss)	$(9,604.95)	$(4,097.93)

The accompanying notes are an integral part of these unaudited financial statements.

F-29

PANMERIDIAN KS HOLDINGS, LLC

Statement of Owners’ Equity

For the Year Ended December 31, 2023

(unaudited)

	Capital	Retained Earnings	Total

Opening Balance (As of January 1, 2023)	$745,902.00	$–	$745,902.00

Net Income	–	–	–
Other Income	–	–	–
Issue of New Capital	–	–	–

Net Loss	(16,946.00)	–	(16,946.00)
Other Losses	–	–	–
Dividends	–	–	–
Withdrawal of Capital	–	–	–
Closing Balance (As of December 31, 2023)	$728,956.00	$–	$728,956.00

	Capital	Retained Earnings	Total

Opening Balance (As of June 2, 2022)	$750,000.00	$–	$750,000.00

Net Income	–	–	–
Other Income	–	–	–
Issue of New Capital	–	–	–

Net Loss	(4,098.00)	–	(4,098.00)
Other Losses	–	–	–
Dividends	–	–	–
Withdrawal of Capital	–	–	–
Closing Balance (As of December 31, 2022)	$745,902.00	$–	$745,902.00

The accompanying notes are an integral part of these unaudited financial statements.

F-30

PANMERIDIAN KS HOLDINGS, INC.

Statement of Cash Flows

(unaudited)

	Year Ended 12/31/23	Period Ended 12/31/22
CASH FLOWS FROM OPERATING ACTIVITIES
Cash From Sale of Hydrocarbons	$–	$17,057.00
Cash From Sale of Equipment	16,408.00	–
Cash Paid for Operating Expenses	(33,354.00)	(21,155.00)
Increase/Decrease in Accounts Payable	16,946.00	4,098
Net Cash Provided by Operating Activities	–	–

CASH FLOWS FROM INVESTING ACTIVITIES
Cash received from sale of capital assets (plant and equipment)	–	–
Cash paid to acquire business	–	(750,000.00)
Other	–	–
Net Cash Provided by Investing Activities	–	(750,000.00)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from issuing stock	–	750,000.00
Cash received from long-term borrowings	–	–
Cash paid to retire debt	–	–
Other	–	–
Net Cash Provided by Financing Activities	–	750,000.00

Increase (decrease) in cash during the period	–	–
Cash balance at the beginning of the period	–	–
Cash balance at the end of the period	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-31

PANMERIDIAN KS HOLDINGS, LLC

Notes to Unaudited Financial Statements

December 31, 2023

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

PanMeridian KS Holdings, LLC (the “Company”), was formed on June 3, 2022, as a privately-held Kansas limited liability company.

The Company owns various non-operated working interests in 173 wells in the Bradshaw Gas Field, an extension of the Hugoton Field, located in Hamilton and Greeley Counties, Kansas. The discovery well was drilled in 1922 in Seward County, Kansas. There are currently approximately 11,000 wells producing in the Hugoton Field, of which approximately 7,800 are producing from Chase Group formations. All production in this field is natural gas that contains natural gas liquids and helium.

The Company requires additional capital to develop its current non-operated working interests.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP), and pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC), and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of June 30, 2024 and 2023.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - RELATED-PARTY TRANSACTIONS

Amiba Energy, LLC, the owner of the Company has, through June 30, 2024, contributed the Company’s non-operated working interests in 173 wells in the Bradshaw Gas Field, an extension of the Hugoton Field, located in Hamilton and Greeley Counties, Kansas. These properties have a historical cost of $750,000.

NOTE 4– SUBSEQUENT EVENT

Change in Control

In August 2024, ownership of Company was sold to Humble Energy, Inc. (“HUML”), a publicly-traded company. Following this transaction, the Company is a wholly-owned subsidiary of HUML.

F-32

HUMBLE ENERGY, INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are based on the historical financial statements of Humble Energy, Inc. (“HUML”) and PanMeridian KS Holdings, LLC (“PMKS”) after giving effect to HUML’s acquisition of PMKS (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The effective date of the Acquisition was August 2, 2024.

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of HUML at June 30, 2024 (unaudited), and adjusts such information to give effect to the acquisition of PMKS, as if the acquisition had occurred at June 30, 2024. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at June 30, 2024. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and PMKS’s financial statements and related notes thereto contained elsewhere herein.

	HUML	PMKS	Pro Forma Adjustments	Pro Forma
Cash and cash equivalents	$–	$–	$–	$–
Inventory	–	–	–	–
Total current assets	–	–	–	–
Fixed Assets	–	750,000	–	750,000
Total assets	$–	$750,000	$–	$750,000

Liabilities	987,666	139,462	–	1,127,128
Preferred stock	100	–	–	100
Common stock/Ownership interest	24,695	610,538	–	635,233
Additional paid-in capital	3,502,979	–	–	3,502,979
Retained earnings (deficit)	(4,515,440)	–	–	(4,515,440)
Total stockholders’ equity (deficit)	(987,666)	610,538	–	(377,128)

Total liabilities and stockholders’ equity (deficit)	$–	$750,000	$–	$750,000

See accompanying notes to unaudited pro forma financial statements.

F-33

Unaudited Pro Forma Statements of Operations

Year Ended December 31, 2023

The following pro forma statement of operations has been derived from the statement of operation of HUML at December 31, 2023, and adjusts such information to give effect to the acquisition of PMKS, as if the acquisition had occurred at January 1, 2023. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the results of operations that would have resulted if the acquisition had been consummated at January 1, 2023. The pro forma statement of operations should be read in conjunction with PMKS’s financial statements and related notes thereto contained elsewhere in this filing.

	HUML	PMKS	Pro Forma Adjustments	Pro Forma
Revenues	$–	$16,408	$–	$16,408
Cost of goods sold	–	14,282	–	14,282
Gross profit	–	2,126	–	2,126
Expenses
Professional fees	28,329	–	–	28,329
Other general and administrative	251,377	–	–	251,377
Total expenses	(279,706)	–	–	(279,706)
Other income (loss)	65,354	(11,731)	–	(53,534)
Profit (loss) before taxes	(214,352)	(11,731)	–	(226,172)
Income tax expense	–	–	–	–
Net profit (loss)	$(214,352)	$(9,065)	$–	$(226,172)

Net profit (loss) per share
Basic and Diluted	$(0.00)		$–	$(0.00)

Weighted average shares outstanding
Basic and Diluted	247,304,704		171,649,510	418,954,214

See accompanying notes to unaudited pro forma financial statements.

F-34

Notes to Unaudited Pro Forma Financial Statements

Note 1. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma balance sheet as of June 30, 2024, and the unaudited pro forma statement of operations for the year ended December 31, 2023, are based on the historical financial statements of HUML and PMKS after giving effect to HUML’s acquisition of PMKS (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform PMKS’s accounting policies to HUML’s accounting policies.

The unaudited pro forma balance sheet as of June 30, 2024, is presented as if the Acquisition had occurred on June 30, 2024. The unaudited pro forma statement of operations of HUML and PMKS for the year ended December 31, 2023, is presented as if the Acquisition had taken place on January 1, 2023.

The unaudited pro forma financial statements are not intended to represent or be indicative of the results of operations or financial position of HUML that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of HUML.

Note 2. PMKS Acquisition

Effective August 2, 2024, HUML entered into a Second Amended Plan and Agreement of Reorganization (the “Acquisition Agreement”) with the owner of PMKS, pursuant to which HUML acquired PMKS, a company that owns various non-operated working interests in 173 wells in the Bradshaw Gas Field, an extension of the Hugoton Field, located in Hamilton and Greeley Counties, Kansas. HUML has adopted the business plan of PMKS as its overall corporate business plan. Pursuant to the Acquisition Agreement, HUML issued 171,649,510 shares of common stock to the owner of PMKS, all of which shares are considered “restricted securities.”

Acquisition-related expenses, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Pro Forma Adjustments

With respect to the unaudited pro form balance sheet, no pro forma adjustments are included. With respect to the unaudited pro forma statements of income, pro forma adjustments were made only to weighted average shares outstanding, which adjustments were made to reflect the issuance of 171,649,510 shares pursuant to the Acquisition Agreement.

F-35

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Articles of Incorporation, Part 1	Filed herewith
2.2	Articles of Incorporation, Part 2	Filed herewith
2.3	Articles of Incorporation, Part 3	Filed herewith
2.4	Bylaws	Filed herewith
3. Instruments defining the rights of securityholders
3.1	10% Convertible Promissory Note, $200,000 principal amount, in favor of Amiba Energy, LLC	Filed herewith
3.2	10% Convertible Promissory Note dated October 10, 2022, $50,000 principal amount, in favor of Selkirk Global Holdings, LLC	Filed herewith
3.3	10% Convertible Promissory Note dated October 2, 2023, $50,000 principal amount, in favor of Selkirk Global Holdings, LLC	Filed herewith
3.4	10% Convertible Exchange Note dated December 18, 2023, $29,628 principal Amount, in favor of Paul Strickland	Filed herewith
4. Subscription Agreement
4.1	Subscription Agreement	Filed herewith
6. Material Agreements
6.1	Change in Control Agreement among the Company, Paul Strickland, Selkirk Global Holdings, LLC, Beartooth Asset Holdings, LLC, Ian Acrey and PanMeridian KS Holdings, LLC	Filed herewith
6.2	Amendment No. 1 to Change in Control Agreement among the Company, Paul Strickland, Selkirk Global Holdings, LLC, Beartooth Asset Holdings, LLC, Ian Acrey and PanMeridian KS Holdings, LLC	Filed herewith
6.3	Anti-Dilution Agreement among the Company, Selkirk Global Holdings, LLC and Amiba Energy, LLC	Filed herewith
6.4	Management Agreement between the Company and Paul Strickland	Filed herewith
7. Plan of acquisition, reorganization, arrangement, liquidation, or succession
7.1	Second Amended Plan and Agreement of Reorganization among the Company, Amiba Energy, LLC and the owner of Amiba Energy, LLC	Filed herewith
11. Consents
11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed herewith
12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 5, 2024.

HUMBLE ENERGY, INC. By: /s/ Mark H. Morelli Mark H. Morelli Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Mark H. Morelli Mark H. Morelli President, Chief Executive Officer, Chief Financial Officer [Principal Accounting Officer], Treasurer, Secretary and Director	December 5, 2024

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